UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of                      April 17, 1998
earliest event reported)



                       SSE TELECOM, INC.
     (Exact name of registrant as specified in its charter)






 Delaware                  33-10965                 52-1466297
(State  of  or other      (Commission File         (I.R.S.Employer
jurisdiction of           Number)                  Identification No.)
incorporation)


                 Suite 710, 8230 Leesburg Pike
                    Vienna, Virginia  22182
            (Address of principal executive offices)


         Registrant's telephone number:  (703) 442-4503

                                        Page 1 of 5
                                        Exhibit Index on Page 4




ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


      Effective  at  April  17, 1998, SSE Telecom,  Inc.  (herein
"Registrant" or "Company") dismissed Ernst & Young LLP as its independent auditors for the fiscal year ending September 26, 1998.

      The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended
September 27, 1997, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.


      There has not occurred, during the two fiscal years ended September 27, 1997, or any subsequent interim period prior to April 24, 1998, any reportable events, as defined in paragraph
(a)(1)(v) of Item 304, with respect to Ernst & Young LLP, except as set forth in a letter from Ernst & Young LLP to Registrant's Audit Committee, dated December 4, 1997, noting a material weakness in Registrant's internal control structure relative to the preparation of accurate financial statements for the Registrant's fiscal year ended September 27, 1997. Management of the Registrant believes that it has effectively addressed the issues raised in such letter.

      The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. Ernst & Young LLP has responded to the Company's request and a copy of the response of Ernst & Young LLP is filed as Exhibit 1 to this Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

      There is filed herewith as an exhibit a letter from Ernst &
Young LLP addressed to the Securities and Exchange Commission in respect to the matters set forth in Item 4 above.

                           SIGNATURES


      Pursuant to the requirements of the Securities and Exchange
Act  of  1934, the registrant had duly caused this report  to  be
signed   on   its  behalf  by  the  undersigned  thereunto   duly
authorized.

Date: April 24, 1998               SSE TELECOM, INC.



                                   By: /s/ Daniel E. Moore
                                        Daniel E. Moore
                                        President and
                                        Chief Executive Officer

                       INDEX TO EXHIBITS


                                                       Page No.

Ernst & Young LLP Letter addressed to
the Securities and Exchange Commission                        5